EXHIBIT 1.1


                       CONSENT OF THE INDEPENDENT AUDITOR


To the Board of Directors of
Cordiant Communications Group plc

We consent to the incorporation by reference in the Registration Statements No. 33-11622 and No. 33-41650, on Form S-8 of Cordiant plc filed with the Securities and Exchange Commission on January 29, 1987 and July 15, 1991, respectively, and of our report dated May 26, 1998, 1997 and 1996, and the related consolidated statements of operations, shareholders' deficiency and other share capital, total recognised gains and losses and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 20-F of Cordiant Communications Group plc.



                                            /s/ KPMG Audit Plc
                                            ------------------------------
                                            KPMG Audit Plc
London, England                             CHARTERED ACCOUNTANTS
June 26, 1998                               REGISTERED AUDITOR